Exhibit 99.2

Partnership Overview january 2019

Legal Disclaimer No Offer or Solicitation This presentation discusses a previously announced proposed business combination transaction between Antero Midstream Partners LP (“Antero Midstream”) and Antero Midstream GP LP (“AMGP”). This presentation is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Additional Information And Where To Find It In connection with the transaction, AMGP will file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, that will include a joint proxy statement of Antero Midstream and AMGP and a prospectus of AMGP. The transaction will be submitted to Antero Midstream unitholders and AMGP shareholders for their consideration. Antero Midstream and AMGP may also file other documents with the SEC regarding the transaction. The definitive joint proxy statement/prospectus will be sent to the shareholders of AMGP and unitholders of Antero Midstream. This presentation is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that AMGP or Antero Midstream may file with the SEC or send to shareholders of AMGP or unitholders of Antero Midstream in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF ANTERO MIDSTREAM AND AMGP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by AMGP or Antero Midstream through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Antero Midstream will be made available free of charge on Antero Midstream’s website at http://investors.anteromidstream.com/investor-relations/AM, under the heading “SEC Filings,” or by directing a request to Investor Relations, Antero Midstream Partners LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310. Copies of documents filed with the SEC by AMGP will be made available free of charge on AMGP’s website at http://investors.anteromidstreamgp.com/Investor-Relations/AMGP or by directing a request to Investor Relations, Antero Midstream GP LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310. Participants In The Solicitation Antero Resources Corporation (“Antero Resources”), AMGP, Antero Midstream and the directors and executive officers of AMGP’s and Antero Midstream’s respective general partners and of Antero Resources may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction. Information regarding the directors and executive officers of Antero Midstream’s general partner is contained in Antero Midstream’s 2018 Annual Report on Form 10- K filed with the SEC on February 13, 2018, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Antero Midstream’s website at http://www.anteromidstream.com. Information regarding the executive officers and directors of AMGP’s general partner is contained in AMGP’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing AMGP’s website at http://www.anteromidstream.com. Information regarding the executive officers and directors of Antero Resources is contained in Antero Resources’ 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Antero Resources’ website at http:// www.anteroresources.com. Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described above. 2 Antero Midstream january 2019 Presentation

Forward Looking Statements This presentation contains forward-looking statements. All statements, other than statements of historical facts, included in this presentation that address activities, events or developments that Antero Midstream Partners LP, and its subsidiaries (collectively, the “Partnership”) or Antero Midstream GP LP and its subsidiaries other than the Partnership (collectively, “AMGP”) as applicable expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this presentation specifically include 2019 and long-term financial and operational outlook, the timing of the consummation of the transaction, if at all, expectations of plans, strategies, objectives, and anticipated financial and operating results, the Partnership and Antero Resources Corporation (“Antero Resources”). These statements are based on certain assumptions made, the Partnership and Antero Resources based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. The Partnership cautions you that these forward-looking statements are subject to risks and uncertainties that may cause these statements to be inaccurate, and readers are cautioned not to place undue reliance on such statements. These risks include, but are not limited to, the expected timing and likelihood of completion of the transaction, including the ability to obtain requisite regulatory, unitholder and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized, the cost savings, tax benefits and any other synergies from the transaction may not be fully realized or may take longer to realize than expected, Antero Resources’ expected future growth, Antero Resources’ ability to meet its drilling and development plan, commodity price volatility, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks discussed or referenced under the heading “Item 1A. Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 and in the Partnership’s subsequent filings with the SEC. The Partnership’s ability to make future distributions is substantially dependent upon the development and drilling plan of Antero Resources, which itself is substantially dependent upon the review and approval by the board of directors of Antero Resources of its capital budget on an annual basis. In connection with the review and approval of the annual capital budget by the board of directors of Antero Resources, the board of directors will take into consideration many factors, including expected commodity prices and the existing contractual obligations and capital resources and liquidity of Antero Resources at the time. Any forward-looking statement speaks only as of the date on which such statement is made, and neither AMGP or the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. This presentation includes certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures include (i) Adjusted EBITDA, (ii) Distributable Cash Flow, (iii) Free Cash Flow and (iv) Return on Invested Capital. Please see the appendix for the definition of each of these measures as well as certain additional information regarding these measures, including the most comparable financial measures calculated in accordance with GAAP. 3 Antero Midstream january 2019 Presentation

Antero Midstream At A Glance – Status Quo

AM Highlights

Market Cap........................	$4.6B
Enterprise Value.....................	$6.1B
LTM Adjusted EBITDA[1]........	$665 MM
% Gathering/Compression...	65%
% Water............................	35%
Net Debt/LTM EBITDA...........	2.3x
Corporate Debt Rating..........	Ba2 / BB+ /BBB-

AMGP Highlights

Market Cap........................	$2.4B
Net Debt/LTM EBITDA..........	–

Antero Midstream Utica Assets


GUERNSEY
Utica Shale
BELMONT
NOBLE
MONROE

Antero Midstream Marcellus Assets


MONONGALIA
Marcellus Shale
WETZEL
Ohio River
TYLER
New Smithburg JV Processing Facility – Civil Work Under Way
MARION
Sherwood JV Processing Facility – 2.2 Bcf/d Existing Capacity
PLEASANTS
HARRISON
RITCHIE
Antero Clearwater Treatment Facility 60,000 Bbl/d Capacity
DODDRIDGE
LEWIS
GILMER
Stonewall JV Pipeline
UPSHUR
Compressor Station: In Service
Processing Facility
Compressor Station: 2018
Antero Clearwater Facility
Gathering Pipeline
Fresh Water Pipeline
Stonewall Pipeline

Note: Equity market data as of 01/07/2019. Balance sheet data as of 9/30/2018.
1. LTM Adjusted EBITDA as of 9/30/18. Adjusted EBITDA is a non-GAAP measure. For additional information regarding this measure, please see "Antero Midstream Non-GAAP Measures" in the Appendix.

ANTERO MIDSTREAM | JANUARY 2019 PRESENTATION 4

2019 Guidance 5 Guidance 2019 Guidance Net Income ($MM) $475 – $525 Adjusted EBITDA ($MM) $870 – $920 DCF ($MM) $680 – $730 Dividend per Share $1.23 – $1.25 DCF Coverage 1.1x – 1.2x Maintenance Capex at Midpoint ($MM) $65 Growth Capex at Midpoint ($MM) $710 Total Capex ($MM) $750 – $800 Antero midstream January 2019 presentation Adjusted EBITDA and Distributable Cash Flow are non-GAAP measures. For additional information regarding these measures, please see “Antero Midstream Non-GAAP Measures” in the Appendix.

Long-Term Outlook – New AM 6 Antero midstream January 2019 presentation 18% Distributable Cash Flow CAGR Declining Leverage Profile to low to mid 2x Supportive of Previously Communicated Dividend Growth Targets $50 / $2.85 25% Distributable Cash Flow CAGR Declining Leverage Profile to low to mid 2x Supportive of Previously Communicated Dividend Growth Targets $65 / $3.15 (1) Based on AR’s long-term outlook, AM is targeting an 18% - 25% DCF CAGR from 2020 to 2022 while maintaining its ability to support dividend growth targets previously communicated by New AM Note: DCF CAGR ranges apply to midpoint of 2019 production guidance. 1) Based on the midpoint of 2019 distributable cash flow guidance. New AM Distributable Cash Flow Growth Scenarios (2020 – 2022) 18% DCF CAGR ($50 Oil / $2.85) 25% DCF CAGR ($65 Oil / $3.15) Oil and Gas Price Assumptions $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2019 Guidance 2020E 2021E 2022E

AMGP/AM Simplification Transaction Summary

Announced on 10/09/2018

1. **Simplifies midstream structure and aligns all Antero equity holders**
   - Converts to C-Corp structure without IDRs
   - Potentially broadens investor base and creates opportunity for inclusion in major equity indices
2. **Tax efficient and eliminates ~$375 MM of expected taxes through 2022**
   - Taxable to AM unitholders; however, pro forma entity benefits from tax shield provided by basis step-up resulting in increased pro forma dividends and accretion
3. **Mutually beneficial and immediately accretive to both AMGP and AM DCF/Unit**
   - AM public unitholders receive up front premium and increased distributions on same growth profile in 2019
   - Highest DCF growth among midstream C-Corps
4. **Improves cost of capital to pursue additional growth opportunities**
   - Elimination of IDRs lowers cost of capital and structure enhances trajectory towards investment grade ratings
5. **Enhances governance and shareholder rights**
   - Elected Board with C-corp governance and majority of independent directors
6. **Cash consideration results in further deleveraging at AR**
   - Minimum of ~$300MM cash consideration depending on elections by public unitholders of AM
7. **Expected to close in 1Q 2019**

ANTERO MIDSTREAM | JANUARY 2019 PRESENTATION 7

Antero Family Simplified Pro Forma Structure 8 Status Quo Structure Simplified Pro Forma Structure Midstream simplification transaction results in one publicly traded midstream infrastructure corporation with no IDRs and AR as its largest shareholder 1) Series B profits interest held by Antero management. Note: Rectangle denotes corporation and triangle denotes partnership. 53% Sponsors/ Management Public Public 23% 77% Sponsors/ Management Public 57% 43% 47% 23% 77% 31% Public Public Sponsors/ Management Sponsors/ Management 24% Series B Profits Interest (1) 45% New AM 100% Incentive Distribution Rights (IDRs) 188 MM units 186 MM shares 508 MM shares Antero Midstream January 2019 Presentation

Highest DCF Growth Among Top 20 Midstream 9 New AM will be a unique midstream vehicle with scale, low leverage and high distributable cash flow growth all in a C-corp structure C-CORP Leverage MLP ENBRIDGE ONEOK KINDER MORGAN TRANSCANADA WILLIAMS ANTERO MIDSTREAM * * * * * * * TARGA RESOURCES * * PLAINS ALL AMERICAN * Eliminated IDRs * Source: FactSet. Top 20 midstream companies by market capitalization as of 12/31/2018. Pro forma for announced combination or simplification transactions including Cheniere, Enbridge, Energy Transfer, Western Gas, EnLink and AMGP/AM. 14 of 20 entities have simplified and 8 of 20 are C-Corps New AM Highest DCF Growth and one of the Lowest Leverage profiles * * Antero Midstream January 2019 Presentation * * * ENLINK MIDSTREAM * 3.3x 4.0x 4.1x 3.6x 5.1x 5.8x 4.5x 5.7x 3.3x 2.9x 3.8x 4.6x 3.7x 1.9x 3.6x 5.4x 3.4x 8.7x 4.3x 3.1x 0% 4% 4% 5% 5% 5% 8% 8% 8% 8% 10% 10% 10% 11% 11% 12% 14% 14% 19% 27% 0% 5% 10% 15% 20% 25% 30% 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x 10.0x Tallgrass Energy LP Enterprise Products EnLink Midstream Partners Enable Midstream Kinder Morgan Energy Transfer Plains All American Pipeline TransCanada Magellan Midstream Partners Phillips 66 Andeavor Logistics Williams MPLX Shell Midstream ONEOK Enbridge Western Gas Partners Cheniere Energy Partners Targa Resources Antero Midstream 3 - Year Distributable Cash Flow CAGR (2018 – 2021) Net Debt / Adjusted EBITDA

Strong, Growing & Supportive Sponsor

Largest Core Liquids-Rich Inventory in Appalachia 11 40% of Core Undrilled Liquids-Rich Locations are Held by Antero Core Liquids-Rich Appalachian Undrilled Locations(1) Note: Core outlines are based upon Antero geologic interpretation, well control, drilling activity, well economics and peer acreage positions; undrilled location count net of acreage allocated to publicly disclosed joint ventures. Rig information per RigData as of 1/4/2019. Peers include Ascent, CNX, COG, CVX, Encino, EQT, GPOR, HG, RRC and SWN. 36 SW Marcellus Rigs 23 Utica Rigs 18 NE Marcellus Rigs 77 Total Rigs 2,234 Locations Antero Midstream Integrated Strategy, Strong Growing & Supportive Sponsor AR 40% A 13% C 13% K 7% D 7% I 7% B 5% H 3% F 3% J 2%

Undrilled Core Liquids-rich Inventory(1) Top U.S. C2+ NGL Producers - 2019E(2) Antero is the largest NGL producer in the U.S. and controls 40% of the core undrilled liquids-rich locations in Appalachia Over 2.5x Inventory of closest Appalachian competitor Most exposure to NGL prices Based on Antero analysis of undeveloped acreage in the core of the Marcellus and Utica plays. Peers include Ascent, CHK, CNX, CVX, EQT, GPOR, HG, RRC and SWN. Consensus as of 1/2/2019. Percentage of pre-hedge commodity revenues based on 3Q 2018 actuals. Peer Avg. Pre-Hedge NGL % of Product Revenue Largest NGL Producer Antero Midstream Integrated Strategy, Strong Growing & Supportive Sponsor 12 2,234 - 500 1,000 1,500 2,000 2,500 Undrilled Liquids - Rich Locations 147 37% 16% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 50 60 70 80 90 100 110 120 130 140 150 MBbl/d

Premier Integrated Appalachian Midstream Assets

Antero Midstream’s Premier Asset Footprint Gathering and Compression Fresh Water Delivery Wastewater Handling and Treatment Processing and Fractionation Antero Midstream provides a customized full value chain midstream solution in the lowest cost natural gas and liquids basins: the Marcellus and Utica Shale Integrated system in the core of the Marcellus and Utica Shales delivering wellhead gas directly to key processing plants and long haul pipelines Joint Venture with MPLX (NYSE: MPLX) aligns the largest liquids-rich resource base with the dominant processing and fractionation footprint in Appalachia Largest freshwater delivery system in Appalachia that has a 100% track record of timely fresh water deliveries to AR’s completions Largest wastewater treatment facility in the world for shale oil and gas operations Premier integrated Appalachian midstream assets 14

High Growth Midstream Throughput 15 49% CAGR Low Pressure Gathering (MMcf/d) Compression (MMcf/d) Gas Processing (MMcf/d) Fresh Water Delivery (MBbl/d) 126% CAGR 32% CAGR AM high growth throughput driven by AR development plan and resource base 65% YoY Note: CAGRs represent 2014-2017 growth period where applicable. N/A Premier integrated Appalachian midstream assets 498 1,016 1,403 1,660 2,165 - 500 1,000 1,500 2,000 2,500 2014A 2015A 2016A 2017A 3Q 2018 104 432 741 1,196 1,756 - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2014A 2015A 2016A 2017A 3Q 2018 216 368 425 519 571 606 0 100 200 300 400 500 600 700 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 N/A 96 123 153 195 - 50 100 150 200 250 2014A 2015A 2016A 2017A 3Q 2018

Driving Northeast Value Chain Buildout

4-year identified project inventory of $2.0B plus an additional ~$1.0B of potential downstream opportunities


Upstream
Downstream
AM Assets
AM/MPLX JV Assets
Potential AM Opportunities
FRESH WATER
Delivery(1)
PRODUCED WATER
Services(1)
WASTE WATER
Treatment(1)
WELL PAD
COMPRESSION
LOW PRESSURE GATHERING
HIGH PRESSURE GATHERING
~$1.5B Organic Project Backlog
~$500MM JV Project Backlog
FRACTIONATION
MPLX
GAS PROCESSING
(50% INTEREST)
NGL PRODUCT PIPELINES
(ETHANE, PROPANE, BUTANE)
TERMINALS & STORAGE
Y-GRADE PIPELINE
~$1.0B Downstream Investment Opportunity Set
END USERS
PDH PLANT
REGIONAL GATHERING PIPELINE (15% INTEREST)
DTE Energy
LONG HAUL PIPELINE
INTERCONNECT

Note: Third party logos denote company operator of respective asset.

PREMIER INTEGRATED APPALACHIAN MIDSTREAM ASSETS 16

Gathering and Compression Assets & Strategy 17 Asset Strategy Historical Compression Utilization “Just-in-time” capital investment philosophy appropriately sizing infrastructure buildout for visible production growth from AR Eliminate “gas waiting on pipe” Target high asset utilization rates and continued focus on expense reduction strategies 100% fixed fee revenues & MVC’s Significant long-term volumetric visibility from AR supports efficient gathering and compression infrastructure buildout and attractive project returns MMcf/d Compressor Station Location Capacity (MMcf/d) In-Service Ferrell Marcellus 240 1Q19 Ferrell Expansion Marcellus 120 3Q19 Total New Projects 360 Gathering Pipelines Miles Size (Inch) In-Service Tyler/Wetzel Connector 15 30 3Q19 Tyler/Wetzel LP Gathering 15 20 Ongoing 2019 Gathering & Compression Projects Premier integrated Appalachian midstream assets 73% 92% 87% 80% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% - 500 1,000 1,500 2,000 2,500 2015 2016 2017 3Q 2018 Avg. Capacity Volumes % Utilization

New Joint Venture Processing Site 18 ROVER MXP EQT TCO STONEWALL DOMINION To Chicago Markets To Northeast Markets To Atlantic Markets To Gulf Coast Markets Smithburg Complex Sherwood Complex Northeast Processing & Fractionation New Processing Site AM and MPLX are beginning civil construction on a new JV processing site named “Smithburg” in Doddridge County, WV Strategically located 2.5 miles west of Sherwood Facility with interconnectivity Site layout for 6 plants with 1.2 Bcf/d of processing capacity Integrated with MPLX’s dominant NGL infrastructure footprint Connects to major long-haul pipelines including Rover, MXP, TCO, Stonewall, and local firm transportation 2.5 Miles Premier integrated Appalachian midstream assets

Processing and Fractionation Assets & Strategy 19 Asset Strategy Processing and Fractionation Projects Support rich-gas and C3+ NGL volume growth at AR, investing “Just-in-time” capital along side MPLX Sherwood is the largest processing facility in the U.S Sherwood 10 was placed in service 10/31/18 100% fixed-fee supported by MVC’s Cumulative JV Processing Capacity (Bcf/d) Joint Venture with MPLX (subsidiary of Marathon) aligns the largest core liquids-rich resource base with largest processing and fractionation footprint in Appalachia Cumulative JV Fractionation Capacity (MBbl/d) +2.2 Bcf/d +40 Mbbl/d Committed Growth Projects Capacity (MMcf/d) In-Service Sherwood 12 Processing Plant 200 2Q19 Sherwood 13 Processing Plant 200 3Q19 Smithburg 1 Processing Plant 200 1Q20 Smithburg Sherwood Premier integrated Appalachian midstream assets 400 1,000 2,600 - 500 1,000 1,500 2,000 2,500 3,000 YE 2017 YE 2018 Full Buildout (YE 2021) 20 40 60 - 10 20 30 40 50 60 70 YE 2017 YE 2018 Full Buildout (YE 2021)

Water Handling and Treatment Assets & Strategy 20 Asset Strategy Due to the reliability of AM’s buried fresh water pipeline system, AM has a 100% track record of timely fresh water deliveries to AR’s completions 2019 Fresh Water Projects Growth Projects Miles/ Capacity In-Service Ohio River to Pioneer Buried Line 10 miles 4Q19 Ohio River Withdrawal Facility 80 Bbl/Min 4Q19 Tyler/Wetzel Surface Line Connects - Ongoing Water Services Provided “Wastewater” (Produced & Flowback) Wastewater Treatment at Clearwater Pipeline to Fresh Water System Provide timely service to allow AR to maintain its development pace and flexibility Sustainable “Closed loop” system for providing freshwater, recycling wastewater for re-use Eliminates >620,000 truck trips and 42,000 tons of C02 emissions per year 100% fixed fees for delivery and treatment at Antero Clearwater Facility AM’s firm water service at the pad saves AR an estimated $0.50 per barrel for fresh water compared to trucking Premier integrated Appalachian midstream assets

4-year Organic Project Backlog: 2019 - 2022 21 Marcellus Ohio Utica Compression Processing & Fractionation JV Low Pressure Gathering High Pressure Gathering Fresh Water $2.0B Project Backlog – By Area $2.0B Project Backlog – By Function 4-year identified project inventory of $2.0B “High-graded” organic project backlog of $2.0B through 2022 Primary focus on rich gas Marcellus infrastructure Organic Project Backlog with Peer-Leading Returns Note: Processing and fractionation JV includes $200MM of capital incremental to original $800MM investment for additional processing facilities constructed in the 5-year plan. MM MM MM MM MM MM MM $1,900 96% $75 4% $450 23% $450 23% $225 11% $350 18% $500 25%

Antero Midstream Return on Invested Capital 22 AM Return on Invested Capital (ROIC) 2017 ROIC of 15% in only fourth year of AM operations Future organic growth capital leverages existing trunklines and major gathering arteries Increasing Capital Efficiencies Actual Consensus Source: Factset consensus estimates. See appendix for ROIC calculation Fewer pads to service reduces capital with same throughput Return on invested capital is a non-GAAP measure. For additional information regarding this measure, please see “Antero Midstream Non-GAAP Measures” in the Appendix. Premier integrated Appalachian midstream assets 12% 9% 13% 15% 0% 5% 10% 15% 20% 25% 2014A 2015A 2016A 2017A 2018E 2019E 2020E

Appendix

Simplification Transaction Overview

On October 9th, Antero Midstream GP LP ("AMGP") announced that it will acquire Antero Midstream Partners LP ("AM") to be renamed "Antero Midstream Corporation" (NYSE: AM) or "New AM"

Key Deal Terms

- AMGP to acquire 100% of outstanding common units of AM, including common units owned by AR
- Elimination of incentive distribution rights ("IDRs") and Series B profits interest
- All-in consideration to AM public unitholders valued at $31.41/unit consisting of 1.635 AMGP shares and $3.415/unit in cash based on 10/8/18 AMGP share price (1.832x equivalent exchange ratio) (1)
- All-in consideration to AR owned AM units valued at $30.43/unit consisting of 1.6023 AMGP shares and $3.00/unit in cash (1.776x equivalent exchange ratio assuming all equity consideration)(2)
- Total aggregate cash consideration of $598 MM
- AM public unitholder consideration represents a 7% premium to the October 8, 2018 close and 19% premium to the unaffected AM unit price prior to the formation of the Special Committees on 2/23/2018

Structure

- Pro forma entity will convert to a C-corp for tax and governance purposes and will be renamed Antero Midstream Corporation ("New AM")
- New AM will trade on the NYSE and will retain the "AM" ticker symbol
- Streamlined governance and Board of Directors composition with majority of independent directors

Taxes

- Taxable to all AM common unitholders and New AM receives the benefit of a tax basis "step-up"
- Not expected to pay any material federal or state income taxes through at least 2024
- PV-10 savings of approximately $800 million to New AM from tax basis step-up

Dividends & DCF Coverage

- New AM dividend targets increase AM unitholders distribution targets through the previously communicated period from 2019 through 2022

Financing

- Transaction to be financed through borrowings on New AM's revolving credit facility
- AM exercised its accordion feature, increasing borrowing capacity to $2.0 Billion
- Maintains trajectory towards investment grade credit profile

Voting & Close

- Subject to majority of minority vote at AMGP and AM and expected to close in the first quarter of 2019

(1) Represents exchange ratio assuming 100% equity election (based on 1.635 equity exchange, plus $3.415 cash converted at 20-day AMGP VWAP).
(2) Assuming AM unitholders elect 100% equity consideration (based on 1.6023 equity exchange, plus $3.00 cash converted at 20-day AMGP VWAP) . 3) Dividends are subject to Board approval.

24

Capital and Adjusted EBITDA Contribution - 2019 25 Capital Expenditures ($MM) Adjusted EBITDA ($MM) Processing & Fractionation JV Gathering & Compression Water Gathering & Compression Water Processing & Fractionation JV Capital Budget: $775MM Adjusted EBITDA Guidance: $870- 920MM 2019 organic capital budget fully funded with retained cash flow and credit facility borrowings, no need for equity financing Stonewall Pipeline APPENDIX 2019 BUDGET AND GUIDANCE $400 52% $175 22% $200 26% 65% 25% 9% 1%

9/30/2018 Debt Maturity Profile Liquidity & Debt Term Structure AM Credit Facility AM Senior Notes Credit facility for AM extended its average debt maturity out to 2023 26 Antero Midstream: Liquidity and Balance Sheet No maturities until 2022 $650 $875 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2017 2018 2019 2020 2021 2022 2023 2024 2025

Antero Midstream Project Economics 27 AM Project Economics by Investment “Just-in-time” capital investment philosophy drives attractive project IRR’s 17% 12% 29% 12% - 30% % of 4-year Organic Project Backlog Weighted Avg: 25% IRR Organic Project Backlog with Peer-Leading Returns 30% 18% 15% 30% 15% 15% 40% 28% 25% 40% 25% 18% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% LP Gathering HP Gathering Compression Fresh Water Delivery Advanced Wastewater Treatment Processing/ Fractionation Internal Rate of Return

Maintenance Capital Methodology APPENDIX 28 Maintenance Capital Calculation Methodology – Low Pressure Gathering Estimate the number of new well connections needed during the forecast period in order to offset the natural production decline and maintain the average throughput volume on our system over the LTM period (1) Compare this number of well connections to the total number of well connections estimated to be made during such period, and (2) Designate an equal percentage of our estimated low pressure gathering capital expenditures as maintenance capital expenditures Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, our operating capacity or revenue Illustrative Example LTM Forecast Period Decline of LTM average throughput to be replaced with production volume from new well connections Maintenance Capital Calculation Methodology – Fresh Water Distribution Estimate the number of wells to which we would need to distribute fresh water during the forecast period in order to maintain the average fresh water throughput volume on our system over the LTM period (1) Compare this number of wells to the total number of new wells to which we expect to distribute fresh water during such period, and (2) Designate an equal percentage of our estimated water line capital expenditures as maintenance capital expenditures LTM Production NTM Production Forecast Average LTM Production

Antero Midstream Non-GAAP Measures APPENDIX 29 Non-GAAP Financial Measures and Definitions Antero Midstream views Adjusted EBITDA as an important indicator of the Partnership’s performance. Antero Midstream defines Adjusted EBITDA as Net Income before interest expense, depreciation expense, impairment expense, accretion of contingent acquisition consideration, equity-based compensation expense, excluding equity in earnings of unconsolidated affiliates and including cash distributions from unconsolidated affiliates. Antero Midstream uses Adjusted EBITDA to assess: the financial performance of the Partnership’s assets, without regard to financing methods in the case of Adjusted EBITDA, capital structure or historical cost basis; its operating performance and return on capital as compared to other publicly traded partnerships in the midstream energy sector, without regard to financing or capital structure; and the viability of acquisitions and other capital expenditure projects. The Partnership defines Distributable Cash Flow as Adjusted EBITDA less interest paid, income tax withholding payments and cash reserved for payments of income tax withholding upon vesting of equity-based compensation awards, cash reserved for bond interest and ongoing maintenance capital expenditures paid. Antero Midstream uses Distributable Cash Flow as a performance metric to compare the cash generating performance of the Partnership from period to period and to compare the cash generating performance for specific periods to the cash distributions (if any) that are expected to be paid to unitholders. Distributable Cash Flow does not reflect changes in working capital balances. The Partnership defines Free Cash Flow as cash flow from operating activities before changes in working capital less capital expenditures. Management believes that Free Cash Flow is a useful indicator of the Partnership’s ability to internally fund infrastructure investments, service or incur additional debt, and assess the company’s financial performance and its ability to generate excess cash from its operations. Management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements and therefore may not relate to the period in which the operating activities occurred. The Partnership defines Return on Invested Capital as net income plus interest expense divided by average total liabilities and partners’ capital, excluding current liabilities. Management believes that Return on Invested Capital is a useful indicator of the Partnership’s return on its infrastructure investments. Antero Resources non-GAAP measures and definitions are included in the Antero Resources analyst day presentation, which can be found on www.anteroresources.com.

Antero Midstream Non-GAAP Measures APPENDIX 30 Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures. The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is Net Income. The non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow should not be considered as alternatives to the GAAP measure of Net Income. Adjusted EBITDA and Distributable Cash Flow are not presentations made in accordance with GAAP and have important limitations as an analytical tool because they include some, but not all, items that affect Net Income and Adjusted EBITDA. You should not consider Adjusted EBITDA and Distributable Cash Flow in isolation or as a substitute for analyses of results as reported under GAAP. Antero Midstream’s definition of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other partnerships . Antero Midstream has not included a reconciliation of Adjusted EBITDA and Distributable Cash Flow to their nearest GAAP financial measure for 2019 because it cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise. Antero Midstream is able to forecast the following reconciling items between Adjusted EBITDA and Distributable Cash Flow and net income (in thousands): The Partnership cannot forecast interest expense due to the timing and uncertainty of debt issuances and associated interest rates. Additionally, Antero Midstream cannot reasonably forecast impairment expense as the impairment is driven by a number of factors that will be determined in the future and are beyond Antero Midstream’s control currently. Twelve Months Ending December 31, 2019 Low High Depreciation expense ................................ ................................ ........................... $ 180,000 — $ 185,000 Equity based compensation expense ................................ ................................ .... 48,000 — 52,000 Equity in earnings of unconsolidated affiliates ................................ .................... 68,000 — 73,000 Distributions from unconsolidated affiliates ................................ ........................ 87,000 92,000

Antero Midstream Non-GAAP Measures 31 The following table reconciles net income to Adjusted EBITDA for the twelve months ended September 30, 2018 as used in this presentation (in thousands): The following table reconciles consolidated total debt to consolidated net debt (“Net Debt”) as used in this presentation (in thousands): September 30, 2018 Bank credit facility $ 875,000 5.375% AM senior notes due 2024 650,000 Net unamortized debt issuance costs (8,146) Consolidated total debt $ 1,516,854 Cash and cash equivalents — Consolidated net debt $ 1,516,854 Twelve Months Ended September 30, 2018 Net income $ 401,491 Interest expense 53,307 Impairment of property and equipment expense 29,202 Depreciation expense 138,279 Accretion of contingent acquisition consideration 15,644 Accretion of asset retirement obligations 101 Equity-based compensation 23,453 Equity in earnings of unconsolidated affiliate (35,139) Distributions from unconsolidated affiliates 39,735 Gain on sale of asset – Antero Resources (583) Adjusted EBITDA $ 665,490